Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.

Dated: September 19, 2011

VINTAGE PARTNERS, L.P.

By:	Vintage Partners GP, LLC, its General Partner

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

VINTAGE PARTNERS GP, LLC

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

VINTAGE CAPITAL MANAGEMENT, LLC

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

KAHN CAPITAL MANAGEMENT, LLC

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

/s/ Brian R. Kahn
Brian R. Kahn